Exhibit 99.2

PARKER DRILLING

GULF OF MEXICO BARGE RIG FLEET

RIG #	Rated Depth	1Q'08 (JAN FEB MAR)	2 Q'08 (APR MAY JUN)	3Q'08 (JUL AUG SEP)	4 Q'08 (OCT NOV DEC)	1Q'09 (trailing 13 weeks) (JAN FEB MAR)	RIG #
DEEP DRILLING BARGE RIGS							
12B	18,000'						12B
15B	15,000'						15B
50B	20,000'						50B
51B	20,000'						51B
54B	25,000'						54B
55B	25,000'						55B
56B	25,000'						56B
72B	30,000'						72B
76B	30,000'						76B
77B	30,000'						77B
	RIG UTILIZATION	94%	98%	82%	67%	36% (est.)	
	AVERAGE DAYRATE	$44,800	$43,300	$44,300	$44,600	$37,200 (est.)	
INTERMEDIATE DRILLING BARGE RIGS							
8B	14,000'						8B
20B	13,000'						20B
21B	14,000'						21B
	RIG UTILIZATION	50%	95%	100%	50%	3% (est.)	
	AVERAGE DAYRATE	$35,000	$30,300	$32,800	$30,300	$25,400 (est.)	
SHALLOW DRILLING / WORKOVER BARGE RIGS							
6B	n.a.						6B
16B	12,000'						16B
23B	n.a.	Sold					23B
TOTAL GULF OF MEXICO BARGE RIG FLEET							
	RIG UTILIZATION	76%	91%	79%	61%	31% (est.)	
	AVG. RIGS AVAILABLE	15.7	15.0	15.0	15.0	15.0 (est.)	

= Working = Not Working = Repair, Refurb & Upgrade = Actual | Estimate

- Average utilization and average dayrates shown here represent averages for the Company's drilling rigs that were operating under a drilling contract.
- Actual utilization is based on days available and revenue-producing days for each period. Estimated utilization is based on weekly activity for the prior 13 weeks.
- The Company cautions that numerous factors in addition to average utilization and average dayrates can impact the Company's operating results and that a particular trend in average utilization and average dayrates may or may not indicate a trend in or be indicative of the Company's financial performance.

March, 2009